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Prospectus Supplement No. 2                     Filed Pursuant to Rule 424(b)(3)
Dated May 1, 2006 to
Prospectus Dated August 3, 2005                              File No. 333-126659


                              RIVIERA TOOL COMPANY

                        3,782,531 SHARES OF COMMON STOCK
                                 (NO PAR VALUE)

         This Prospectus Supplement No. 2 supplements our Prospectus dated August 3, 2005, as supplemented by Prospectus Supplement No. 1 dated December 9, 2005. The shares that are the subject of the Prospectus have been registered to permit their resale to the public by the selling stockholders named in the Prospectus. We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. You should read this Prospectus Supplement No. 2 together with the Prospectus, as supplemented by Prospectus Supplement No. 1.

         This Prospectus Supplement references the following documents, as filed by us with the Securities and Exchange Commission:

                  - the attached Annual Report on Form 10-K of Riviera Tool Company for the fiscal year ended August 31, 2005;

                  - the attached Current Report on Form 8-K of Riviera Tool Company dated December 12, 2005;

                  - the attached Quarterly Report on Form 10-Q of Riviera Tool Company for the fiscal quarter ended November 30, 2005;

                  - the attached Current Report on Form 8-K of Riviera Tool Company dated January 19, 2006;

                  - the attached Current Report on Form 8-K/A of Riviera Tool Company dated January 20, 2006;

                  - the attached Current Report on Form 8-K of Riviera Tool Company dated January 19, 2006;

                  - the attached Current Report on Form 8-K of Riviera Tool Company dated February 17, 2006;

                  - the attached Current Report on Form 8-K of Riviera Tool Company dated February 17, 2006;

                  - the attached Current Report on Form 8-K/A of Riviera Tool Company dated February 23, 2006;

                  - the attached Current Report on Form 8-K of Riviera Tool Company dated April 10, 2006; and

                  - the attached Quarterly Report on Form 10-Q of Riviera Tool Company for the fiscal quarter ended February 28, 2006.

         Our common stock is listed on the American Stock Exchange under the symbol "RTC".

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



             THE DATE OF THIS PROSPECTUS SUPPLEMENT IS MAY 1, 2006.